NUMBER

R 00000

CERTIFICATE FOR

RIGHTS

THIS RIGHTS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 4:00 P.M. (VANCOUVER TIME) AT ONE OF THE SPECIFIED OFFICES OF PACIFIC CORPORATE TRUST COMPANY ON AUGUST 7, 2003

SIRIT INC.

(Continued pursuant to the laws of the Yukon Territory)

CUSIP 829676 11 1

This transferable rights certificate issued to:

evidences rights (the "Rights") issued by SIRIT Inc. (the "Company") to a shareholder of record as at the close of business on July 15, 2003 to subscribe for and purchase common shares of the Company (the "Common Shares") at a price of $0.1575 (Canadian) per Common Share, upon the terms and subject to the conditions stated in the Company's rights offering circular dated July 3, 2003, (the "Rights Offering Circular"), all of which is incorporated herein by reference.

Dated July 3, 2003

President and Chief Executive Officer

FORM 1 - TO SUBSCRIBE FOR COMMON SHARES

I hereby irrevocably subscribe for the number of Common Shares indicated below upon the terms and subject to the conditions stated in the Rights Offering Circular at a subscription price of $0.1575 (Canadian) together with four Rights per Common Share. By subscribing for Common Shares herein, I confirm that I am not, or any beneficial purchaser on whose behalf I am acting, is not an Ineligible Shareholder (as defined in the Rights Offering Circular).

NUMBER OF COMMON SHARES SUBSCRIBED FOR ______________

AT $0.1575 (CANADIAN) PER COMMON SHARE

TOTAL PRICE $______________ (CANADIAN)

SUBSCRIBER'S SIGNATURE:

____

Payment in full of the subscription price in Canadian funds by certified cheque, bank draft or money order must be made to Pacific Corporate Trust Company with this subscription.

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME AND THE ADDRESS OF THE TRANSFEREE.

FORM 2 - TO SUBSCRIBE FOR COMMON SHARES PURSUANT TO THE ADDITIONAL SUBSCRIPTION PRIVILEGE

I hereby irrevocably subscribe for up to that number of Additional Common Shares specified below at a subscription price of $0.1575 (Canadian) per Common Share and irrevocably agree to accept the same or any smaller number that may be allotted among those exercising the Additional Subscription Privilege in accordance with the procedure set out in the Rights Offering Circular.

MAXIMUM NUMBER OF ADDITIONAL COMMON SHARES SUBSCRIBED

FOR ______________ AT $0.1575

(CANADIAN) PER COMMON SHARE

TOTAL PRICE $ ______________ (CANADIAN)

SUBSCRIBER'S SIGNATURE:

____

Payment in full of the subscription price for such Additional Common Shares in Canadian funds by certified cheque, bank draft or money order must be made to Pacific Corporate Trust Company with this subscription. In the event of an over subscription for Additional Common Shares pursuant to the Additional Subscription Privilege, Pacific Corporate Trust Company shall return to subscribers the excess funds paid for the subscription of such Common Shares.

FORM 4 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES

Please deliver to the undersigned new Rights Certificate(s) in the name of the undersigned as indicated below. If a Rights Certificate is being divided, each new Rights Certificate must represent a whole number of Rights.

__________ Rights Certificate(s) for__________ Rights each

__________ Rights Certificate(s) for__________ Rights each

Signature of Rights Certificate holder

____

FORM 3 - TO SELL OR TRANSFER RIGHTS

IF THE RIGHTS ARE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF THE TRANSFEREE.

For value received, the Rights evidenced hereby are transferred to

Name of transferee: ______________
(Please print - show one given name)

Address: ______________

____

TO SUBSCRIBE, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1.

Signature of Rights Certificate holder

____

Signature Guaranteed by ______________

S-2024-02 (402013) / 4th proof / July 4, 2003

        This Rights Certificate will be void and without value if not used for subscription before 4:00 p.m. (Vancouver time) at the office of Pacific Corporate Trust Company specified below on August 7, 2003.

TO SUBSCRIBE

        A shareholder or transferee of this Rights Certificate wishing to subscribe for Common Shares must complete Form 1 and deliver this Rights Certificate together with payment in full of the subscription price to Pacific Corporate Trust Company at one of its offices shown below prior to 4:00 p.m. (Vancouver time) on August 7, 2003. To determine the number of whole Common Shares which may be subscribed for, divide the number of Rights appearing in the right hand corner of the Rights Certificate by four. Only whole Common Shares may be subscribed for.

ADDITIONAL SUBSCRIPTION PRIVILEGE

        If Form 1 is completed with respect to the maximum number of Common Shares that can be subscribed for with the Rights evidenced hereby, the holder may, by completing Form 2, subscribe for his or her proportionate part of the Common Shares which are not subscribed for by the expiration of the Rights, subject to any maximum number specified by the holder in Form 2. Payment in full of the subscription price of the maximum number of Additional Common Shares so subscribed for must accompany this certificate when it is delivered to Pacific Corporate Trust Company.

TO SELL OR TRANSFER RIGHTS

        Complete Form 3 and deliver this Rights Certificate in ample time for the transferee to use before the expiration of the Rights. IF FORM 3 IS PROPERLY COMPLETED, THE TRANSFEREE MAY USE IT FOR SUBSCRIPTION WITHOUT OBTAINING A NEW RIGHTS CERTIFICATE.

        The signature of the Rights Certificate holder must correspond with the name set forth on the face of this Rights Certificate, in every particular, without any change whatsoever, and should be guaranteed by an Eligible Institution or otherwise to the satisfaction of Pacific Corporate Trust Company. An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of recognized stock exchanges in Canada and in the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States. If Form 3 is signed by a trustee, executor, administrator, curator, tutor, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, it should be accompanied by satisfactory evidence of authority to act.

TO DIVIDE OR COMBINE RIGHTS CERTIFICATES

        Complete Form 4 and deliver this Rights Certificate to Pacific Corporate Trust Company at its office shown below, in ample time for the new Rights Certificate(s) to be issued and used before the expiration of the Rights. Rights Certificates representing fractional Rights will not be issued.

SHAREHOLDERS NOT RESIDENT IN A QUALIFYING JURISDICTION

        THE RIGHTS ARE NOT QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY JURISDICTIONS OTHER THAN ANY OF THE PROVINCES OR TERRITORIES OF CANADA, IN ALABAMA, ALASKA, CONNECTICUT, COLORADO, DELAWARE, DISTRICT OF COLUMBIA, FLORIDA, GUAM, HAWAII, IDAHO, ILLINOIS, INDIANA, IOWA, KANSAS, KENTUCKY, LOUISIANA, MAINE, MARYLAND, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, MONTANA, NEBRASKA, NEVADA, NEW HAMPSHIRE, NEW JERSEY, NEW MEXICO, NEW YORK, NORTH CAROLINA, NORTH DAKOTA, OHIO, OKLAHOMA, OREGON, PENNSYLVANIA, PUERTO RICO, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON, WEST VIRGINIA AND WYOMING (THE “QUALIFYING STATES”) AND IN SUCH OTHER JURISDICTIONS OUTSIDE OF CANADA AND THE UNITED STATES WHERE IT IS NOT UNLAWFUL TO DO SO (THE “QUALIFYING JURISDICTIONS”). THE RIGHTS MAY NOT BE EXERCISED (1) BY OR ON BEHALF OF A HOLDER RESIDENT IN ANY JURISDICTION OTHER THAN THE QUALIFYING JURISDICTIONS OR (2) IN THE QUALIFYING STATES BY ANY PERSON OTHER THAN THE HOLDER OF THE COMMON SHARES PURSUANT TO WHICH THE RIGHTS WERE ISSUED. SEE THE RIGHTS OFFERING CIRCULAR FOR MORE INFORMATION.

PACIFIC CORPORATE TRUST COMPANY

In Vancouver, B.C: 625 Howe Street, 10th Floor Vancouver, B.C. 66 V6C 3B8 Attention: Sandy Hunter	In Toronto, ON: c/o Pacific Corporate Securities Ltd. Wellington Street West, 52nd Floor Toronto-Dominion Centre Toronto, ON M5K 1J3 Attention: Susy Monteiro